Exhibit 21

SUBSIDIARIES	PLACE OF INCORPORATION
Advance Food Company, LLC	Oklahoma
AdvancePierre Foods Holdings, Inc.	Delaware
AdvancePierre Foods, Inc.	Delaware
Aidells Sausage Company, Inc.	Delaware
Allied Specialty Foods, Inc.	Pennsylvania
APF Legacy Subs, LLC	Ohio
Artisan Bread Co., LLC	North Carolina
Barber Foods, LLC	Maine
Bryan Foods, Inc.	Delaware
C.V. Holdings, Inc.	Philippines
CBFA Management Corp.	Delaware
Central Industries, Inc.	Mississippi
Chefs Pantry, LLC	Ohio
Clovervale Farms, LLC	Ohio
Cobb (Shanghai) Enterprise Management Consulting Co., Ltd.	China
Cobb Ana Damizlik Tavukculuk Sanayi Ve Ticaret Limited Sirketi	Turkey
Cobb Europe B.V.	Netherlands
Cobb Europe Limited	United Kingdom
Cobb-Heritage, LLC	Delaware
Cobb-Vantress Brasil, Ltda	Brazil
Cobb-Vantress New Zealand Limited	New Zealand
Cobb-Vantress Philippines, Inc.	Tanay, Rizal
Cobb-Vantress, Inc.	Delaware
DFG Foods, Inc.	Delaware
DFG Foods, L.L.C.	Oklahoma
Egbert LLC	Delaware
Flavor Corp.	Delaware
Flavor Holdings, Inc.	Delaware
Foodbrands America, Inc.	Delaware
Foodbrands Supply Chain Services, Inc.	Delaware
Gallo Salame, Inc.	California
Global Employment Services, Inc.	Delaware
Golden Island Jerky Company, Inc.	California
Haimen Tyson Poultry Development Co., Ltd	China
Hillshire Brands (Australia) Pty Ltd.	Australia
Hubei Tongxing Cobb Breeding Company, Ltd.	China
Hudson Midwest Foods, Inc.	Nebraska
Hybro Genetics Brasil Ltda	Brazil
IBP Caribbean, Inc.	Cayman Islands
IBP Foodservice, L.L.C.	Delaware
IBP Redevelopment Corporation	Missouri
International Affiliates & Investment LLC	Delaware
Jiangsu Tyson Foods Co., Ltd	China
Madison Foods, Inc.	Delaware
National Comp Care, Inc.	Delaware

Exhibit 21

New Canada Holdings, Inc.	Delaware
Oaklawn Capital Corporation	Delaware
Original Philly Holdings, Inc.	Pennsylvania
PBX, inc.	Delaware
Philadelphia Cheesesteak Company	Pennsylvania
Philadelphia Pre-Cooked Steak, Inc.	Pennsylvania
Pierre Holdco, Inc.	Delaware
River Valley Ingredients, LLC	Delaware
Rizhao Tyson Foods Co., Ltd	China
Rizhao Tyson Poultry Co., Ltd	China
Rural Energy Systems, Inc.	Delaware
Sara Lee Diversified, LLC	Delaware
Sara Lee Foods, LLC	Delaware
Sara Lee Household & Body Care Malawi Ltd.	Malawi
Sara Lee International LLC	Delaware
Sara Lee International TM Holdings LLC	Delaware
Sara Lee Mexicana Holdings Investment, L.L.C.	Delaware
Sara Lee TM Holdings LLC	Delaware
Sara Lee Trademark Holdings Australasia LLC	Delaware
Sara Lee-Kiwi Holdings, LLC	Delaware
Saramar, L.L.C.	Delaware
Shandong Tyson-Da Long Food Company Limited	China
Southern Family Foods, L.L.C.	Delaware
Southwest Products, LLC	Delaware
Tecumseh Poultry LLC	Nebraska
Texas Transfer, Inc.	Texas
The Bruss Company	Illinois
The Hillshire Brands Company	Maryland
The IBP Foods Co.	Delaware
The Pork Group, Inc.	Delaware
TyNet Corporation	Delaware
Tyson (Shanghai) Enterprise Management Consulting Co. Ltd.	China
Tyson Americas Holding Sárl	Luxembourg
Tyson Breeders, Inc.	Delaware
Tyson Chicken, Inc.	Delaware
Tyson China Holding 2 Limited	Hong Kong
Tyson China Holding 3 Limited	Hong Kong
Tyson China Holding Limited	Hong Kong
Tyson Deli, Inc.	Delaware
Tyson Europe Holding Company	Nova Scotia
Tyson Farms, Inc.	North Carolina
Tyson Foods Canada Inc. (Les Aliments Tyson Canada Inc.)	Ontario
Tyson Foods East China Development Co., Ltd	China
Tyson Fresh Meats, Inc.	Delaware
Tyson Global Holding Sárl	Luxembourg
Tyson Hog Markets, Inc.	Delaware

Exhibit 21

Tyson India Holdings Ltd.	Mauritius
Tyson International Company, Ltd.	Bermuda
Tyson International Holding Company	Delaware
Tyson International Holding Sárl	Luxembourg
Tyson International Service Center, Inc.	Delaware
Tyson International Service Center, Inc. Asia	Delaware
Tyson International Service Center, Inc. Europe	Delaware
Tyson Mexican Original, Inc.	Delaware
Tyson Mexico Trading Company S. de R.L. de CV.	Mexico
Tyson New Ventures, LLC	Delaware
Tyson of Wisconsin, LLC	Delaware
Tyson Pet Products, Inc.	Delaware
Tyson Poultry, Inc.	Delaware
Tyson Prepared Foods, Inc.	Delaware
Tyson Processing Services, Inc.	Delaware
Tyson Refrigerated Processed Meats, Inc.	Delaware
Tyson Sales and Distribution, Inc.	Delaware
Tyson Service Center Corp.	Delaware
Tyson Shared Services, Inc.	Delaware
Tyson Warehousing Services, LLC	Delaware
Uninex SA	Uruguay
WBA Analytical Laboratories, Inc.	Delaware
Wilton Foods, Inc.	New York
Zemco Industries, Inc.	Delaware